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                                                                      Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings
                            Year Ended December 31,


                                                                          1993          1992            1991
                                                                          ----          ----            ----
Computation for Statements of Consolidated
- ------------------------------------------
Income ($ in millions)
- ----------------------

Income (loss) before extraordinary item and
  cumulative effect of accounting changes   . . . . . . . . . . . .         152.2          90.9          (794.8)
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -         (39.7)              -
Change in accounting for income taxes . . . . . . . . . . . . . . .             -             -           170.0
Change in accounting for postretirement benefits  . . . . . . . . .             -             -           (69.6)

- ---------------------------------------------------------------------------------------------------------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .         152.2          51.2          (694.4)

- ---------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock (based
 on average shares outstanding) ($)
Before extraordinary item and accounting changes  . . . . . . . . .          3.01          1.79          (15.72)
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -          (.78)              -
Change in accounting for income taxes . . . . . . . . . . . . . . .             -             -            3.36
Change in accounting for postretirement benefits  . . . . . . . . .             -             -           (1.38)

- ---------------------------------------------------------------------------------------------------------------
Earnings (loss) on common stock   . . . . . . . . . . . . . . . . .          3.01          1.01          (13.74)

===============================================================================================================

Additional computation of average common
 shares outstanding (thousands) NOTE
- ---------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,537
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to common stock options  . . . . . . . . . . . . . . .             -             -               -
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               -

- ----------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,563        50,563          50,537

===============================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,537
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to common stock options  . . . . . . . . . . . . . . .             -             -               -
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               -

- ----------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,563        50,563          50,537

===============================================================================================================
Earnings (loss) per share of common stock
 as adjusted:
Before extraordinary item and accounting changes  . . . . . . . . .          3.01          1.79          (15.72)
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -          (.78)              -
Change in accounting for income taxes . . . . . . . . . . . . . . .             -             -            3.36
Change in accounting for postretirement benefits  . . . . . . . . .             -             -           (1.38)

- ---------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .          3.01          1.01          (13.74)

===============================================================================================================
Earnings (loss) per common shares assuming full
 dilution:
Before extraordinary item and accounting changes  . . . . . . . . .          3.01          1.79          (15.72)
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -          (.78)              -
Change in accounting for income taxes . . . . . . . . . . . . . . .             -             -            3.36
Change in accounting for postretirement benefits  . . . . . . . . .             -             -           (1.38)

- ----------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .          3.01          1.01          (13.74)

===============================================================================================================



NOTE These caculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.